UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (May 29, 2025)

Month 1, 2025

THE GOODYEAR TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Innovation Way, Akron, Ohio	44316-0001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 796-2121

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Without Par Value	GT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On May 29, 2025, The Goodyear Tire & Rubber Company (“Goodyear”) called for redemption $400 million in aggregate principal amount of its outstanding 5% Senior Notes Due 2026 (the “Notes”) on June 30, 2025 (the “Redemption Date”). The redemption price will be equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

This Current Report on Form 8-K is not a notice of redemption of the Notes. The redemption is being made solely pursuant to the Notice of Redemption, dated May 29, 2025, relating to the Notes.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Financial and Other Information Related to the Sale of the OTR Business

Goodyear is filing this Current Report on Form 8-K to provide certain pro forma financial information giving effect to the sale of its off-the-road tire business (the “OTR Business”). As previously disclosed in Goodyear’s Current Report on Form 8-K filed on February 3, 2025, pursuant to the Share and Asset Purchase Agreement dated as of July 22, 2024 (the “Purchase Agreement”), by and between Goodyear and The Yokohama Rubber Company, Limited, a Japanese company (kabushiki kaisha) (the “Buyer”), Goodyear sold its OTR Business to the Buyer for a gross cash consideration of approximately $905 million, subject to certain customary adjustments.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which was filed with the Securities and Exchange Commission on November 5, 2024 as Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, and is incorporated herein by reference.

Included as Exhibit 99.1 to this Current Report on Form 8-K is the unaudited pro forma condensed consolidated statements of operations of Goodyear for (i) the three months ended March 31, 2025 and 2024 and (ii) the year ended December 31, 2024, and the notes related thereto (the “pro forma financial information”), giving effect to the sale of the OTR Business as if it occurred on January 1, 2024.

The pro forma financial information included in this Current Report on Form 8-K has been presented for informational purposes only. It does not purport to represent the actual results of operations that Goodyear would have achieved had it sold the OTR Business on January 1, 2024 and is not intended to project the future results of operations that Goodyear may achieve.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

99.1	The unaudited pro forma condensed consolidated statements of operations of The Goodyear Tire & Rubber Company for (i) the three months ended March 31, 2025 and 2024 and (ii) the year ended December 31, 2024, giving effect to the sale of the OTR Business.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2025	THE GOODYEAR TIRE & RUBBER COMPANY

	By:	/s/ Daniel T. Young
Daniel T. Young
Secretary